Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-07377) pertaining to the 1995 Stock Option Plans, in the
Registration Statement Form S-8 (No. 333-53400) pertaining to the Special Purpose Stock Option Plan, in Registration Statement Form S-8 (No. 333-73000) pertaining to the 2001 Employee Stock Purchase Plan, in Registration Statement Form S-8 (No. 333-73002) pertaining to the 2000 Stock Option Plan and in Registration Statement Form S-8 (No. 333-72998) pertaining to the 2001 Consultant Stock Purchase Plan of SPAR Group, Inc. of our report dated March 16, 2006, with respect to the December 31, 2005 and 2004 consolidated financial statements and schedule (2005 and 2004 information only) of SPAR Group, Inc. and subsidiaries included in the Annual Report on Form 10-K, for the year ended December 31, 2005.


                                        /s/ Rehmann Robson

Troy, Michigan
March 24, 2006